                                                                     EXHIBIT 3.1


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/10/1999
                                                             991093638 - 3015093


                         CERTIFICATE OF INCORPORATION

                                      OF

                             ZC ACQUISITION CORP.

                                  ARTICLE ONE

              The name of the corporation is ZC Acquisition Corp.

                                  ARTICLE TWO

          The address of the corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.

          The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR

          The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stork, par value one cent ($0.01) per share.

                                 ARTICLE FIVE

          The name and mailing address of the sole incorporator are as follows:

               NAME                                       MAILING ADDRESS
               ----                                       ---------------
          Thaddine G. Gomez                           200 East Randolph Drive
                                                      Suite 5700
                                                      Chicago, Illinois  60601

                                  ARTICLE SIX

          The corporation is to have perpetual existence.

                                 ARTICLE SEVEN

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE EIGHT

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE NINE

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE TEN

          The corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.

                                ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

          I, THE UNDERSIGNED, being the sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 10th day of March, 1999.

                              /s/ Thaddine G. Gomez
                              ---------------------
                              Thaddine G. Gomez
                              Sole Incorporator

                                  CERTIFICATE
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                           BEFORE PAYMENT OF CAPITAL
                                      OF
                             ZC ACQUISITION CORP.

                                  *  *  *  *
                   Adopted in accordance with the provisions
            of (S)241(b) and (S)245 of the General Corporation Law
                           of the State of Delaware
                                  *  *  *  *

          The undersigned on behalf of ZC Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on March 10, 1999 (the "Certificate") under the name of ZC Acquisition Corp.

          SECOND: The Board of Directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in EXHIBIT A attached hereto and made a part hereof (the "Restated Certificate").

          THIRD:  The Corporation has not received payment for any of its stock.

          FOURTH:  The Restated Certificate was duly adopted in accordance with
(S)241(b) of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation.

                                 *  *  *  *  *


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/10/1999
                                                             991093638 - 3015093

          IN WITNESS WHEREOF, the undersigned on behalf of the Corporation for the purpose of amending and restating the Restated Certificate of Incorporation before payment of capital of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Restated Certificate of Incorporation this 23rd day of March, 1999.

                              ZC Acquisition Corp.,
                              a Delaware corporation

                              By:  /s/ William Seibel
                                   ------------------
                                   William Seibel
                                   President

                                                                       Exhibit A
                                                                       ---------

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             ZC ACQUISITION CORP.


                                  ARTICLE ONE

              The name of the Corporation is ZC Acquisition Corp.


                                  ARTICLE TWO

          The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THREE

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE FOUR

Part A.   Authorized Capital Stock.

          The total number of shares of stock which the Corporation has authority to issue is 9,720,260 consisting of:

          (A) 96,200 shares of Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred"); and
                          -----------------

          (B) 9,624,060 shares of Common Stock, par value $0.01 per share (the "Common Stock").
               ------------

Part B.    Powers, Preferences and Special Rights of the Class A Preferred
           Stock.

     Section 1.   Dividends.
                  ---------

     1.A.  General Obligation.  When and as declared by the Corporation's
           ------------------
Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Class A Preferred Stock (the "Class A Preferred") as provided in this
                                  -----------------
Section 1.  Dividends on each share of the Class A Preferred (a "Share") shall
                                                                 -----
accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. Notwithstanding anything in this Section 1A to the contrary, dividends shall accrue and not be paid in cash (and shall accumulate as provided in Section 1B) until the first to occur of a Public Offering, a Change in Ownership or a Fundamental Change, or achievement of earnings by the Corporation reasonably sufficient (as determined by the Board) to cover payment of such dividends.

     1.B.  Dividend Reference Dates.  To the extent not paid on March 31,
           ------------------------
June 30, September 30 and December 31 of each year, beginning March 31, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Share
      ------------------------
outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

     1.C.  Distribution of Partial Dividend Payments.  Except as otherwise
           -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     Section 2.   Liquidation.  Upon any liquidation, dissolution or winding
                  -----------
up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets
                                        ---------
available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Class A Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

     Section 3.   Priority of Class A Preferred on Dividends and Redemptions.
                  ----------------------------------------------------------
So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Company or its Subsidiaries in accordance with the provisions of the Management Agreements.

     Section 4.   Redemptions.
                  -----------

     4.A.  Optional Redemptions.  The Corporation may at any time and from
           --------------------
time to time redeem all or any portion of the Shares of Class A Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). No redemption pursuant to this Section may be made for less than 1,000 Shares (or such lesser number of Shares then outstanding).

     4.B.  Redemption After Public Offering.  The Corporation shall, at the
           --------------------------------
request (by written notice given to the Corporation) of the holders of a majority of the Class A Preferred, apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commis sions and other reasonable expenses to redeem Shares of Class A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Such redemption shall take place on a date fixed by the Corporation, which date shall be not more than five days after the Corporation's receipt of such proceeds.

     4.C.  Redemption Payments.  For each Share which is to be redeemed
           -------------------
hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

     4.D.  Notice of Redemption.  Except as otherwise provided herein, the
           --------------------
Corporation shall mail written notice of each redemption of any shares of Class A Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

     4.E.  Determination of the Number of Each Holder's Shares to be Redeemed.
           ------------------------------------------------------------------
The number of Shares of Class A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

     4.F.  Dividends After Redemption Date.  No Share shall be entitled to
           -------------------------------
any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

     4.G.  Redeemed or Otherwise Acquired Shares.  Any Shares which are
           -------------------------------------
redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

     4.H.  Other Redemptions or Acquisitions.  The Corporation shall not, nor
           ---------------------------------
shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Class A Preferred, except as expressly authorized herein.

     4.I. Special Redemptions.
          -------------------

          (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Class A Preferred then outstanding may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and
     (b) five days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any
      ---------------
     such election to all other holders of Class A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class A Preferred owned by such holder.

     Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

     The term "Change in Ownership" means any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Class A Preferred as of the date of the Purchase Agreement, owning more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

          (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class A Preferred not more than 45 days nor less than 20 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Shares then outstanding, may require the Corporation to redeem all or any portion of the Class A Preferred owned by such holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class A Preferred owned by such holder.

          Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transac tion, any holder of Class A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

          The term "Fundamental Change" means (a) any sale or transfer of more
                    ------------------
     than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transac tion or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred are not changed and the Class A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

     Section 5.   Voting Rights.  Except as otherwise provided herein and as
                  -------------
otherwise required by applicable law, the Class A Preferred shall have no voting rights; provided that each holder of Class A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

     Section 6.   Registration of Transfer.  The Corporation shall keep at
                  ------------------------
its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

     Section 7.   Replacement.  Upon receipt of evidence reasonably
                  -----------
satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 8.   Definitions.
                  -----------

          "Change in Ownership" has the meaning set forth in Section 4I hereof.
           -------------------                               ----------

          "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Fundamental Change" has the meaning set forth in Section 4I hereof.
           ------------------                               ----------

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

          "Liquidation Value" of any Share as of any particular date shall be
           -----------------
equal to $1,000.00.

          "Management Agreements" has the meaning specified in the Purchase
           ---------------------
Agreement.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its capital
           ---------------
stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Purchase Agreement" means the Purchase Agreement, dated as of  March
           ------------------
__, 1999, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Redemption Date" as to any Share means the date specified in the
           ---------------
notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

     Section 9.   Amendment and Waiver.  No amendment, modification or
                  -------------------
waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority of the Class A Preferred outstanding at the time such action is taken.

     Section 10.  Notices.   Except as otherwise expressly provided
                  -------
hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Part C.   Powers, Preferences and Special Rights of the Common Stock.

          Except as otherwise provided in this Part C or as otherwise required by applicable law, all shares of Common Stock, shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

     Section 1.  Voting Rights.
                 -------------

          Except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

     Section 2.  Dividends.
                 ---------

          As and when dividends are declared or paid with respect to shares of Common Stock, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to receive such dividends pro rata at the same rate per share. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Class A Preferred.

     Section 3.  Liquidation.
                 -----------

          Subject to the provisions of the Class A Preferred, the holders of the Common Stock shall be entitled to participate pro rata at the same rate per share in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

     Section 4.  Registration of Transfer.
                 ------------------------

          The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate and the Corporation shall forthwith cancel such surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

     Section 5.  Replacement.
                 -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation (provided, that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     Section 6.  Notices.
                 -------

          All notices referred to herein shall be in writing, and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when so mailed (i) to the Corporation at its principal executive offices and (ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     Section 7.  Amendment and Waiver.
                 --------------------

          No amendment or waiver of any provision of this Part C shall be effective without the prior consent of the holders of a majority of the then outstanding shares of Common Stock voting as a single class.

                                 ARTICLE FIVE

                The Corporation is to have perpetual existence.


                                  ARTICLE SIX

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

                                 ARTICLE SEVEN

          Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.


                                 ARTICLE EIGHT

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE NINE

          The Corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE TEN

          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/10/1999
                                                             991093638 - 3015093


                           CERTIFICATE OF AMENDMENT
                                      TO
                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             ZC ACQUISITION CORP.

                                  *  *  *  *
          Adapted in accordance with the provisions of (S)242 of the
               General Corporation Law of the State of Delaware
                                  *  *  *  *

          William Seibel, being the President of ZC Acquisition Corp., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

          FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the holders of the issued and outstanding shares of Common Stock of the Corporation entitled to vote thereon for their consideration and approval:

          "RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with (S)242 of the General Corporation Law of the State of Delaware by deleting Part A. of ARTICLE FOUR thereof in its entirety and substituting therefor Part A ARTICLE FOUR as follows:

                                 "ARTICLE FOUR

Part A.  Authorized Capital Stock.

          The total number of shares of stock which the Corporation has authority to issue is 9,720,962 consisting of:

          (A) 96,632 shares of Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred"); and
                           -----------------
          (B) 9,624,060 shares of Common Stock, par value $0.01 per share (the "Common Stock")."
                ------------

          SECOND:  The Amendment was duly adopted in accordance with (S)228 and
(S)242 of the General Corporation Law of the State of Delaware by the holders of the issued and outstanding shares of the Capital Stock of the Corporation entitled to vote thereon. Written notice has been given to the holders of the issued and outstanding shares of Capital Stock of the Corporation who have not consented in writing to the Amendment.

                     *    *    *    *    *    *    *    *

          IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation is the act and deed of the undersigned and the facts stated herein are true and accordingly has hereunto set his hand this 29th day of April 29, 1999.

                              ZC Acquisition Corp.,
                              a Delaware corporation

                              By:  /s/ William Seibel
                                   ------------------
                                   William Seibel
                                   President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ZC ACQUISITION CORP.
                             --------------------

          ZC Acquisition Corp. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: That all of the Directors of the Corporation by written consent, adopted the following resolutions:

          "RESOLVED: That the Board of Directors hereby declares it advisable and in the best interests of this Corporation that ARTICLE ONE of the Certificate of Incorporation be amended to read as follows, and that such amendment be submitted to the Corporation's stockholders for their consideration and approval:

                                  ARTICLE ONE

          The name of the Corporation is ZEFER Corp."

          "RESOLVED: That the Board of Directors hereby declares it advisable and in the best interests of this Corporation that the Certificate of Incorporation be amended by deleting Part A of ARTICLE FOUR thereof in its entirety and substituting therefor Part A of ARTICLE FOUR as follows:

                                 ARTICLE FOUR

Part A.   Authorized Capital Stock.

          The total number of shares of stock which the Corporation has authority to issue is 9,780,962 consisting of:

          (A) 96,632 shares of Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred"); and
                           -----------------
          (B) 9,684,060 shares of Common Stock, par value $0.01 per share (the "Common Stock")."
                ------------
          SECOND: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William Seibel, its President.

EXECUTED this 5th day of May, 1999.

                              /s/ William Seibel
                              ------------------
                              Name:  William Seibel
                              Title:  President

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                                  ZEFER CORP.
                                  ----------

          ZEFER Corp. (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          FIRST: That all of the Directors of the Corporation by written consent, adopted the following resolution:

          "RESOLVED: That the Board of Directors hereby declares it advisable and in the best interests of this Corporation that the Certificate of Incorporation be amended by deleting Part A of ARTICLE FOUR thereof in its entirety and substituting therefor Part A of ARTICLE FOUR as follows:

                                 ARTICLE FOUR

Part A.   Authorized Capital Stock.

          The total number of shares of stock which the Corporation has authority to issue is 35,096,632 consisting of:

          (A) 96,632 shares of Class A Preferred Stock, par value $0.01 per share (the "Class A Preferred"); and
                           -----------------

          (B) 35,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock")."
                     ------------

          SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by William Seibel, its President.

          EXECUTED this 14th day of June, 1999.

                              /s/ William Seibel
                              ------------------
                              Name:  William Seibel
                              Title:  President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                  ZEFER CORP.

                        Pursuant to Section 242 of the
               General Corporation Law of the State of Delaware
               ------------------------------------------------

          ZEFER Corp. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

          Pursuant to a Written Action of Directors by Unanimous Consent in Lieu of a Meeting dated as of November 30, 1999, a resolution was duly adopted, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:      That Part A of Article FOURTH of the Certificate of Incorporation
               of the Corporation, as amended, be and hereby is deleted in its entirety and the following paragraphs are inserted in lieu thereof:

Part A.   Authorized Capital Stock.

               Upon the filing date of this Certificate of Amendment of this Certificate of Incorporation, filed with the Secretary of State of Delaware on November 30, 1999 (the "Effective Date"), (i) a four-for-three forward stock split of the Corporation's common stock shall become effective and (ii) a reduction in the par value of the Corporation's common stock from $.01 per share to $.001 per share shall become effective. Upon the Effective Date, each three shares of the Corporation's common stock, par value $.01 ("Old Common Stock"), outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and split into four shares of the Corporation's common stock, par value $.001 ("Common

          Stock"), automatically and without any action by the holder thereof upon the Effective Date and shall represent four shares of Common Stock from and after the Effective Date. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

               The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 100,096,632, consisting of:

               (A) 96,632 shares of Class A Preferred Stock, par value $.01 per share (the "Class A Preferred"); and
                                -----------------
               (B) 100,000,000 shares of Common Stock, par value $.001 per share (the "Common Stock")."
                                ------------

          IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 30th day of November, 1999.

                              ZEFER CORP.

                              By:  /s/ Sean W. Mullaney
                                   --------------------
                                   Sean W. Mullaney
                                   Vice President and Secretary

                             CERTIFICATE OF MERGER

                                      OF

                             ZEFER Corp. CRM, LLC
                    (a Delaware limited liability company)

                                      AND

                           ZEFER Corp. Midwest, LLC
                    (a Delaware limited liability company)

                                 WITH AND INTO

                                  ZEFER Corp.
                           (a Delaware corporation)



          ZEFER Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:  That the name and state of organization of each of the
          -----
constituent business entities of the merger are as follows:

          Name                          State of Organization
          ----                          ---------------------

          ZEFER Corp.                   Delaware

          ZEFER Corp. CRM, LLC          Delaware

          ZEFER Corp. Midwest, LLC      Delaware

          SECOND:  That an Agreement and Plan of Merger (the "Merger Agreement")
          ------
among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent business entities in accordance with the requirements of Sections 251 and 264 of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act.

          THIRD:  That the name of the surviving corporation of the merger is
          -----
ZEFER Corp.

          FOURTH:  That the Certificate of Incorporation, as amended, of ZEFER
          ------
Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

          FIFTH:  That the executed Merger Agreement is on file at the principal
          -----
place of business of the surviving corporation. The address of said principal place of business is 711 Atlantic Avenue, Boston, Massachusetts 02111.

          SIXTH:  That a copy of the Merger Agreement will be furnished by the
          -----
surviving corporation upon request and without cost to any member or stockholder of any constituent business entity.

          SEVENTH:  That this Certificate of Merger shall be effective at 11:59
          -------
p.m. on December 31, 1999.


                 [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, ZEFER Corp. has caused this Certificate to be executed by its Secretary this 28th day of December, 1999.


                                  ZEFER Corp.
                                  (a Delaware corporation)



                                  By:   /s/ Sean Mullaney
                                       ________________________
                                       Name:  Sean Mullaney
                                       Title:  Secretary